UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 27, 2023

Date of Report (Date of earliest event reported)

FUNKO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38274	35-2593276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2802 Wetmore Avenue

Everett, Washington 98201

(Address of Principal Executive Offices) (Zip Code)

(425) 783-3616

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	FNKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 27, 2023, Funko, Inc. (the “Company”) implemented a reduction in force expected to involve approximately 180-200 employees, representing approximately 12-13% of the Company’s workforce. In connection with the reduction in force, the Company expects to incur aggregate charges between approximately $2.4 million and $2.8 million, the majority of which is expected to be incurred in the third quarter of 2023. The charges are expected to be settled substantially in cash and almost entirely consist of one-time termination charges arising from severance obligations and other customary employee benefit payments in connection with a reduction in force.

The reduction in force is expected to result in approximately $20 million to $22 million of annualized run rate cash savings, excluding potential hiring of new employees or other additions to the Company’s costs and expenses. This action is part of the Company’s initiatives to re-balance its cost structure into prioritized areas that the Company believes will drive long-term growth and improve margins. As the Company focuses on these goals, it is consolidating functions and eliminating or reducing investment in areas of lower focus.

The Company may incur additional expenses not currently contemplated due to events associated with the reduction in force. The charges that the Company expects to incur in connection with the reduction in force and annualized run rate cash savings are estimates and subject to a number of assumptions, and actual results may differ materially.

Forward Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding anticipated charges and future annualized run rate cash savings in connection with the reduction in force, anticipated timeline of the reduction in force, the Company’s strategic focuses, and future growth and margins. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risk that the reduction in force may not achieve the intended benefits; our ability to attract and retain qualified employees and maintain our corporate culture; our ability to execute our business strategy and manage growth; our ability to manage our inventories; our ability to maintain and realize the full value of our license agreements; impacts from economic downturns; changes in the retail industry and markets for our consumer products; and other important factors discussed under the caption “Risk Factors” in our Form 10-Q for the fiscal quarter ended March 31, 2023 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2023	FUNKO, INC.

	By:	/s/ Tracy D. Daw
Tracy D. Daw
Chief Legal Officer and Secretary